SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                       February 4, 1998 (February 4, 1998)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


    Delaware                            1-10308                    06-0918165
 (State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
 of incorporation or organization)                       Identification Number)

    6 Sylvan Way
  Parsippany, New Jersey                                              07054
(Address of principal executive office)                             (Zip Code)





                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.        Other Events

On December 17, 1997, Cendant Corporation (the "Company"), formerly named CUC International Inc. ("CUC") completed a merger with HFS Incorporated ("HFS") (the "Merger") which was accounted for as a pooling of interests.

To qualify for pooling of interests accounting, the Securities and Exchange Commission in its Accounting Series Release No. 135 ("ASR No. 135") prohibits affiliates of a company that is a party to a business combination from selling any common stock received in such business combination accounted for as a pooling of interests until such time as financial results covering at least 30 days of post-merger combined operations have been published, other than sales in a de minimis amount. In accordance with ASR No. 135 and certain provisions of the Agreement and Plan of Merger dated as of May 27, 1997, between CUC and HFS, the combined results of operations for the month ended January 31, 1998 were as follows:

               Net revenue               $         450,635
               Net income                $          70,586

The above results have been prepared and published only for purposes of complying with the above contractual requirements and with pooling of interests accounting requirements and therefore are not indicative or predictive of results for any interim period or for the calendar year ended December 31, 1998.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               CENDANT CORPORATION



                             By: /s/ Scott E. Forbes
                                 Scott E. Forbes
                                 Senior Vice President-Finance
                                 and Chief Accounting Officer


Date: February 4, 1998